UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2017

DANIELS CORPORATE ADVISORY COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)
Nevada	333-169128	04-3667624
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

Parker Towers, 104-60
Queens Boulevard	11375
12th Floor
Forest Hills, New York
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (347) 242-3148

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Corporate News Announcement - New Expanded Management Team Additions.
Daniels Corporate Advisory Co. Inc. ("DCAC") Expands Its Potential.
Continuity of Talented Senior Management Assured.
New York, New York: Arthur D. Viola, Chairman, Daniels Corporate Advisory Co. Inc. announced today that the senior management team now has ''continuity of management in place." Our team has been expanded to include extremely capable individuals that will provide the depth of senior management necessary for the Company to redirect its efforts and become successful.
Mr. Viola said "Mr. Harry Orfanos will become Chief Executive Officer and Mr. Bruce Blechman. the Chief Financial Officer. These two men have the talent, drive, determination and the capital and deal networks to implement the Corporate Strategy Model of the Company and make it successful. We have been working as a team since December 21, 2016; I am very happy with the results to date. Each man has diverse talents and we have all developed the chemistry to form a cohesive team pulling in the same direction. I trust these men to deliver."
The Backgrounds of these two men is stellar.
Harry J. Orfanos:
Co-founded Magellan Global Fund, a multimillion dollar global hedge fund investing in BRIC private companies and taking them public. Prior to MGF, he served as Vice President of Capital Markets with Cornell Capital Partners, a $1 billion New Jersey-based PIPE fund which focused on investing in micro-cap publicly listed companies. Prior to working at Cornell, he worked at Sepulveda & Smith Securities as the Director of Private Placements. At Sepulveda & Smith, my responsibilities included originating, structuring and brokering private transactions. Prior to Sepulveda, he was a Vice President of Corporate Finance with Zanett Securities, a $250 million New York-based PIPE fund which focused on investing in small to mid-cap public companies. Prior to Zanett Securities, he was an Institutional Equity Sales Trader with Santander Investment Securities in New York. He received his B.S. in Finance from New York University.
Bruce Blechman:

Is a nationally recognized speaker and is considered to be one of the country's top experts on the subject of entrepreneurial finance. He is the author of The Secret to Getting Money in Northern California and co-author of the best-selling book. Guerrilla Financing, published by Houghton Mifflin in a number of languages and used in college courses nationwide. He has been a national columnist, author of the monthly column, "Creative Financing" in Entrepreneur Magazine and host of the New Venture Money Show' on the Business Radio Network, as well as a guest on numerous radio and TV programs. Articles about him have appeared in USA Today, The Los Angeles Times and other national publications. He graduated in the top quarter of his class at the Wharton School of Business at The University of Pennsylvania and has taught courses on Entrepreneurial Finance as an Adjunct Professor, was a mentor in the Wharton Business Plan Program.

Mr. Viola continued " The addition of these two talented men was a necessary move to create the potential for the future development of Daniels. My health issues have made it a necessity. Now that the weight of building the company rests on a team and not one individual there is a greater likelihood for success. I will remain as Chairman of Daniels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANIELS CORPORATE ADVISORY COMPANY, INC.

Date: February 21, 2017	By:	/s/ Arthur Viola
Arthur Viola
Chief Executive Officer